                      BANC OF AMERICA SECURITIES [LOGO](TM)

        ----------------------------------------------------------------

      THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

      BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND
IF ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

MBS NEW ISSUE - TERM SHEET ADDITIONAL DISCLOSURE

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-F
$580,621,000 (APPROXIMATE)

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
SECURITIES ADMINISTRATOR AND SERVICER

U.S. BANK NATIONAL ASSOCIATION
TRUSTEE AND CUSTODIAN

JUNE 13, 2006

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE,
WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN
(INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE
USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX
PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING
OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE
TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK
ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                                                               2
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

     o   BAFC 2006-F REPLINES                                             PG. 4

     o   ASSUMPTIONS RELATING TO DECREMENT TABLES                         PG. 5

     o   DECREMENT TABLES                                                 PG. 6

     o   AGGREGATE LOSS TABLES                                            PG. 10

     o   HISTORICAL VALUES OF ONE-YEAR LIBOR
         AND ONE-YEAR CMT                                                 PG. 11

                                                                               3
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

                                           BAFC 2006-F REPLINES

                                                           CUT-OFF
            CUT-OFF         CURRENT       CURRENT NET     REMAINING
            UNPAID          MORTGAGE        MORTGAGE       TERM TO
           PRINCIPAL        INTEREST        INTEREST       STATED      LOAN      INITIAL         PERIODIC
GROUP       BALANCE           RATE            RATE        MATURITY     AGE       RATE CAP        RATE CAP
-----    -------------    ------------    ------------    ---------    ----    ------------    ------------

  1       2,130,000.00    5.5000000000    5.2465000000       294         6     5.0000000000    2.0000000000
  1         438,973.56    5.5000000000    5.2465000000       317        43     6.0000000000    2.0000000000
  1         585,309.49    5.3750000000    5.1215000000       353         7     5.0000000000    2.0000000000
  1       1,443,406.32    5.3463511958    5.0928511958       356         4     5.0000000000    2.0000000000
  1       4,653,251.23    5.2999882299    5.0464882299       357         3     5.0000000000    2.0000000000
  1       2,219,279.20    5.4413992153    5.1878992153       358         2     5.0000000000    2.0000000000
  1         547,371.42    5.2500000000    4.9965000000       359         1     5.0000000000    2.0000000000
  1       1,499,664.06    5.3750000000    5.1215000000       315        45     6.0000000000    2.0000000000
  1       1,250,000.00    5.3750000000    5.1215000000       318        42     6.0000000000    2.0000000000
  1       1,500,000.00    4.1250000000    3.8715000000       339        21     5.0000000000    2.0000000000
  1         544,000.00    4.5000000000    4.2465000000       341        19     5.0000000000    2.0000000000
  1       2,823,910.08    4.5000000000    4.2465000000       342        18     5.0000000000    2.0000000000
  1         511,150.00    5.2500000000    4.9965000000       343        17     5.0000000000    2.0000000000
  1         484,000.00    5.2500000000    4.9965000000       344        16     5.0000000000    2.0000000000
  1         622,108.00    5.2500000000    4.9965000000       345        15     5.0000000000    2.0000000000
  1       1,519,068.32    5.2927888655    5.0392888655       346        14     5.0000000000    2.0000000000
  1         499,895.83    5.0000000000    4.7465000000       347        13     5.0000000000    2.0000000000
  1       1,687,265.78    5.4004069175    5.1469069175       348        12     5.0000000000    2.0000000000
  1       2,499,492.19    4.8750000000    4.6215000000       349        11     5.0000000000    2.0000000000
  1       8,887,436.09    4.9802389578    4.7267389578       350        10     5.0000000000    2.0000000000
  1       6,773,263.10    5.3604432497    5.1069432497       351         9     5.0000000000    2.0000000000
  1       6,112,000.00    5.2602257853    5.0067257853       352         8     5.0000000000    2.0000000000
  1         425,600.00    5.3750000000    5.1215000000       353         7     5.0000000000    2.0000000000
  1       6,349,679.37    5.2108452919    4.9573452919       354         6     5.0000000000    2.0000000000
  1      10,794,731.67    5.4350025530    5.1815025530       355         5     5.0000000000    2.0000000000
  1      22,822,440.62    5.4539886591    5.2004886591       356         4     5.0000000000    2.0000000000
  1      45,161,965.17    5.5609501714    5.3074501714       357         3     5.0000000000    2.0000000000
  1      25,773,100.00    5.5568453349    5.3033453349       358         2     5.0000000000    2.0000000000
  1       2,908,000.00    5.5859697387    5.3324697387       359         1     5.0000000000    2.0000000000
  1         599,875.00    5.0000000000    4.7465000000       349        11     5.0000000000    2.0000000000
  1       4,075,000.00    5.3680981595    5.1145981595       350        10     5.0000000000    2.0000000000
  1       2,500,000.00    4.8750000000    4.6215000000       351         9     5.0000000000    2.0000000000
  1       1,443,799.00    5.2186242683    4.9651242683       352         8     5.0000000000    2.0000000000
  1       2,745,000.00    5.4180327869    5.1645327869       353         7     5.0000000000    2.0000000000
  1       5,713,750.00    5.2937541019    5.0402541019       354         6     5.0000000000    2.0000000000
  1      37,484,487.36    5.4672150079    5.2137150079       356         4     5.0000000000    2.0000000000
  1      17,170,170.00    5.5089808371    5.2554808371       357         3     5.0000000000    2.0000000000
  1      13,776,147.00    5.4628043676    5.2093043676       358         2     5.0000000000    2.0000000000
  1         467,255.00    5.3750000000    5.1215000000       359         1     5.0000000000    2.0000000000
  2         442,618.03    5.6250000000    5.3715000000       352         8     5.0000000000    2.0000000000
  2         535,091.93    5.2500000000    4.9965000000       358         2     5.0000000000    2.0000000000
  2      11,699,962.54    5.9526260936    5.6991260936       359         1     5.0000000000    2.0000000000
  2       1,597,000.00    6.3498747652    6.0963747652       360         0     5.0000000000    2.0000000000
  2         321,726.57    4.8750000000    4.6215000000       332        28     5.0000000000    2.0000000000
  2         549,727.42    4.5000000000    4.2465000000       338        22     5.0000000000    2.0000000000
  2       2,500,000.00    5.2500000000    4.9965000000       347        13     5.0000000000    2.0000000000
  2         800,000.00    5.3750000000    5.1215000000       351         9     5.0000000000    2.0000000000
  2       1,540,000.00    5.4691558442    5.2156558442       352         8     5.0000000000    2.0000000000
  2       1,220,000.00    5.2622950820    5.0087950820       353         7     5.0000000000    2.0000000000
  2         800,000.00    5.5000000000    5.2465000000       355         5     5.0000000000    2.0000000000
  2         498,000.00    5.7500000000    5.4965000000       357         3     5.0000000000    2.0000000000
  2      10,380,500.00    5.9728372911    5.7193372911       358         2     5.0000000000    2.0000000000
  2      60,909,759.00    6.1455974752    5.8920974752       359         1     5.0000000000    2.0000000000
  2      10,100,530.00    6.1406049980    5.8871049980       360         0     5.0000000000    2.0000000000
  2         436,000.00    6.0000000000    5.7465000000       355         5     5.0000000000    2.0000000000
  2       1,854,701.72    6.3240787392    6.0705787392       358         2     5.0000000000    2.0000000000
  2      36,275,263.00    6.1091317381    5.8556317381       359         1     5.0000000000    2.0000000000
  2       7,912,000.00    6.2589105157    6.0054105157       360         0     5.0000000000    2.0000000000
  2         530,886.46    5.7500000000    5.4965000000       358         2     5.0000000000    2.0000000000
  2       4,140,039.42    5.9587706048    5.7052706048       359         1     5.0000000000    2.0000000000
  2       2,223,384.30    6.3199177038    6.0664177038       355         5     5.0000000000    2.0000000000
  2       3,133,457.22    5.9956323977    5.7421323977       356         4     5.0000000000    2.0000000000
  2      12,051,833.00    6.2635320183    6.0100320183       358         2     5.0000000000    2.0000000000
  2      26,491,169.00    6.2832213020    6.0297213020       359         1     5.0000000000    2.0000000000
  2       8,243,934.00    6.2556566289    6.0021566289       360         0     5.0000000000    2.0000000000
  2       2,404,400.00    6.1561096323    5.9026096323       357         3     5.0000000000    2.0000000000
  2       5,057,920.00    6.2552600921    6.0017600921       358         2     5.0000000000    2.0000000000
  2       5,815,600.00    6.0965700014    5.8430700014       359         1     5.0000000000    2.0000000000
  2       1,992,000.00    6.1741967871    5.9206967871       360         0     5.0000000000    2.0000000000
  3         465,081.46    5.8750000000    5.6215000000       356         4     5.0000000000    2.0000000000
  3       2,464,653.51    6.4255458909    6.1720458909       358         2     5.0000000000    2.0000000000
  3       3,576,005.54    5.9591260983    5.7056260983       359         1     5.0000000000    2.0000000000
  3       1,136,000.00    6.0000000000    5.7465000000       360         0     5.0000000000    2.0000000000
  3         593,686.58    5.2500000000    4.9965000000       353         7     5.0000000000    2.0000000000
  3         736,054.07    5.8750000000    5.6215000000       357         3     5.0000000000    2.0000000000
  3      14,467,264.92    6.2775811456    6.0240811456       358         2     5.0000000000    2.0000000000
  3      54,075,995.83    6.2915220740    6.0380220740       359         1     5.0000000000    2.0000000000
  3       2,657,798.00    6.0280447385    5.7745447385       360         0     5.0000000000    2.0000000000
  3       8,636,919.94    6.1961749697    5.9426749697       358         2     5.0000000000    2.0000000000
  3      23,234,757.29    6.2451873971    5.9916873971       359         1     5.0000000000    2.0000000000
  3       1,066,000.00    6.0680112570    5.8145112570       360         0     5.0000000000    2.0000000000

                                   BAFC 2006-F REPLINES

                                                       CUT-OFF     PAYMENT
            GROSS             RATE         ORIGINAL    MONTHS       RESET
GROUP       MARGIN           CEILING       IO TERM     TO ROLL    FREQUENCY       INDEX
-----     ------------    -------------    --------    -------    ---------     ----------

  1       2.7500000000    10.5000000000      120         54          12          1 YR CMT
  1       2.7500000000    11.5000000000        0         17          12          1 YR CMT
  1       2.7500000000    10.3750000000        0         53          12          1 YR CMT
  1       2.7500000000    10.3463511958        0         56          12          1 YR CMT
  1       2.7500000000    10.2999882299        0         57          12          1 YR CMT
  1       2.7500000000    10.4413992153        0         58          12          1 YR CMT
  1       2.7500000000    10.2500000000        0         59          12          1 YR CMT
  1       2.7500000000    11.3750000000       60         15          12          1 YR CMT
  1       2.7500000000    11.3750000000       60         18          12          1 YR CMT
  1       2.7500000000     9.1250000000       60         39          12          1 YR CMT
  1       2.7500000000     9.5000000000       60         41          12          1 YR CMT
  1       2.7500000000     9.5000000000       60         42          12          1 YR CMT
  1       2.7500000000    10.2500000000       60         43          12          1 YR CMT
  1       2.7500000000    10.2500000000       60         44          12          1 YR CMT
  1       2.7500000000    10.2500000000       60         45          12          1 YR CMT
  1       2.7500000000    10.2927888655       60         46          12          1 YR CMT
  1       2.7500000000    10.0000000000       60         47          12          1 YR CMT
  1       2.7500000000    10.4004069175       60         48          12          1 YR CMT
  1       2.7500000000     9.8750000000       60         49          12          1 YR CMT
  1       2.7500000000     9.9802389578       60         50          12          1 YR CMT
  1       2.7500000000    10.3604432497       60         51          12          1 YR CMT
  1       2.7500000000    10.2602257853       60         52          12          1 YR CMT
  1       2.7500000000    10.3750000000       60         53          12          1 YR CMT
  1       2.7500000000    10.2108452919       60         54          12          1 YR CMT
  1       2.7500000000    10.4350025530       60         55          12          1 YR CMT
  1       2.7500000000    10.4539886591       60         56          12          1 YR CMT
  1       2.7500000000    10.5609501714       60         57          12          1 YR CMT
  1       2.7500000000    10.5568453349       60         58          12          1 YR CMT
  1       2.7500000000    10.5859697387       60         59          12          1 YR CMT
  1       2.7500000000    10.0000000000      120         49          12          1 YR CMT
  1       2.7500000000    10.3680981595      120         50          12          1 YR CMT
  1       2.7500000000     9.8750000000      120         51          12          1 YR CMT
  1       2.7500000000    10.2186242683      120         52          12          1 YR CMT
  1       2.7500000000    10.4180327869      120         53          12          1 YR CMT
  1       2.7500000000    10.2937541019      120         54          12          1 YR CMT
  1       2.7500000000    10.4672150079      120         56          12          1 YR CMT
  1       2.7500000000    10.5089808371      120         57          12          1 YR CMT
  1       2.7500000000    10.4628043676      120         58          12          1 YR CMT
  1       2.7500000000    10.3750000000      120         59          12          1 YR CMT
  2       2.7500000000    10.6250000000        0         52          12          1 YR CMT
  2       2.7500000000    10.2500000000        0         58          12          1 YR CMT
  2       2.7500000000    10.9526260936        0         59          12          1 YR CMT
  2       2.7500000000    11.3498747652        0         60          12          1 YR CMT
  2       2.7500000000     9.8750000000       60         32          12          1 YR CMT
  2       2.7500000000     9.5000000000       60         38          12          1 YR CMT
  2       2.7500000000    10.2500000000       60         47          12          1 YR CMT
  2       2.7500000000    10.3750000000       60         51          12          1 YR CMT
  2       2.7500000000    10.4691558442       60         52          12          1 YR CMT
  2       2.7500000000    10.2622950820       60         53          12          1 YR CMT
  2       2.7500000000    10.5000000000       60         55          12          1 YR CMT
  2       2.7500000000    10.7500000000       60         57          12          1 YR CMT
  2       2.7500000000    10.9728372911       60         58          12          1 YR CMT
  2       2.7500000000    11.1455974752       60         59          12          1 YR CMT
  2       2.7500000000    11.1406049980       60         60          12          1 YR CMT
  2       2.7500000000    11.0000000000      120         55          12          1 YR CMT
  2       2.7500000000    11.3240787392      120         58          12          1 YR CMT
  2       2.7500000000    11.1091317381      120         59          12          1 YR CMT
  2       2.7500000000    11.2589105157      120         60          12          1 YR CMT
  2       2.2500000000    10.7500000000        0         58          12         1 YR LIBOR
  2       2.2500000000    10.9587706048        0         59          12         1 YR LIBOR
  2       2.2500000000    11.3199177038       60         55          12         1 YR LIBOR
  2       2.2500000000    10.9956323977       60         56          12         1 YR LIBOR
  2       2.2500000000    11.2635320183       60         58          12         1 YR LIBOR
  2       2.2500000000    11.2832213020       60         59          12         1 YR LIBOR
  2       2.2500000000    11.2556566289       60         60          12         1 YR LIBOR
  2       2.2500000000    11.1561096323      120         57          12         1 YR LIBOR
  2       2.2500000000    11.2552600921      120         58          12         1 YR LIBOR
  2       2.2500000000    11.0965700014      120         59          12         1 YR LIBOR
  2       2.2500000000    11.1741967871      120         60          12         1 YR LIBOR
  3       2.2500000000    10.8750000000        0         80          12          1 YR CMT
  3       2.7500000000    11.4255458909        0         82          12          1 YR CMT
  3       2.7500000000    10.9591260983        0         83          12          1 YR CMT
  3       2.7500000000    11.0000000000        0         84          12          1 YR CMT
  3       2.7500000000    10.2500000000       84         77          12          1 YR CMT
  3       2.7500000000    10.8750000000       84         81          12          1 YR CMT
  3       2.7500000000    11.2775811456       84         82          12          1 YR CMT
  3       2.7500000000    11.2915220740       84         83          12          1 YR CMT
  3       2.7500000000    11.0280447385       84         84          12          1 YR CMT
  3       2.7500000000    11.1961749697      120         82          12          1 YR CMT
  3       2.7500000000    11.2451873971      120         83          12          1 YR CMT
  3       2.7500000000    11.0680112570      120         84          12          1 YR CMT

                                                                               4
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

                    ASSUMPTIONS RELATING TO DECREMENT TABLES

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a) each Loan Group consists of the hypothetical mortgage loans whose characteristics are presented in the replines on the previous page;

(b) the initial class balances and pass-through rates for the Offered
Certificates are as set forth or described in the tables beginning on page 4 of the Term Sheet distributed on June 13, 2006;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Mortgage
Loans are received on the applicable due date beginning on July 1, 2006;

(e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in June 2006;

(f) the Mortgage Loans prepay at the indicated percentages of CPR;

(g) optional termination of the Trust does not occur;

(h) no Mortgage Loans are required to be repurchased from the Trust and no
Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i) the Certificates are issued on the Closing Date;

(j) cash payments on the Certificates are received on the 20th day of each month beginning in July 2006 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates";

(k) One-Year LIBOR remains constant at 5.501% per annum; and

(l) One-Year CMT remains constant at 5.056% per annum.

                                                                               5
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 1-A-1 AND CLASS 1-A-2
                           -----------------------------------------------------
Distribution Date              0%     10%    20%    25%    30%    40%    50%
-----------------             -----   ----   ----   ----   ----   ----   ----
Initial Percentage             100    100    100    100    100    100    100
June 20, 2007                  100     89     79     74     69     58     48
June 20, 2008                  100     80     62     54     47     34     23
June 20, 2009                  100     71     49     40     32     19     11
June 20, 2010                  100     64     39     30     22     12     5
June 20, 2011                  99      57     31     22     16     7      3
June 20, 2012                  98      50     25     17     11     4      1
June 20, 2013                  97      44     19     12     7      2      1
June 20, 2014                  96      40     15     9      5      1      *
June 20, 2015                  95      35     12     7      4      1      *
June 20, 2016                  94      31     10     5      2      1      *
June 20, 2017                  92      27     7      4      2      *      *
June 20, 2018                  89      24     6      3      1      *      *
June 20, 2019                  87      21     5      2      1      *      *
June 20, 2020                  84      18     4      1      1      *      *
June 20, 2021                  81      16     3      1      *      *      *
June 20, 2022                  78      14     2      1      *      *      *
June 20, 2023                  75      12     2      1      *      *      *
June 20, 2024                  71      10     1      *      *      *      *
June 20, 2025                  67      9      1      *      *      *      *
June 20, 2026                  63      7      1      *      *      *      *
June 20, 2027                  58      6      1      *      *      *      *
June 20, 2028                  53      5      *      *      *      *      *
June 20, 2029                  48      4      *      *      *      *      *
June 20, 2030                  42      3      *      *      *      *      *
June 20, 2031                  35      2      *      *      *      *      *
June 20, 2032                  29      2      *      *      *      *      *
June 20, 2033                  21      1      *      *      *      *      *
June 20, 2034                  14      1      *      *      *      *      *
June 20, 2035                   5      *      *      *      *      *      *
June 20, 2036                   0      0      0      0      0      0      0

Weighted Average Life to
Maturity (in years)(1)        21.23   7.95   4.23   3.32   2.68   1.87   1.37

_______________________________________
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*   Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               6
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                         CLASS 2-A-1 AND CLASS 2-A-2
                           -----------------------------------------------------
Distribution Date              0%     10%    20%    25%    30%    40%    50%
-----------------             -----   ----   ----   ----   ----   ----   ----
Initial Percentage             100    100    100    100    100    100    100
June 20, 2007                  100     89     79     74     69     58     48
June 20, 2008                  100     80     62     54     46     34     23
June 20, 2009                  100     71     49     40     32     19     11
June 20, 2010                  100     64     39     30     22     12     5
June 20, 2011                  99      57     31     22     16     7      3
June 20, 2012                  98      50     25     17     11     4      1
June 20, 2013                  97      44     19     12     7      2      1
June 20, 2014                  96      39     15     9      5      1      *
June 20, 2015                  95      35     12     7      4      1      *
June 20, 2016                  93      31     10     5      2      1      *
June 20, 2017                  91      27     7      4      2      *      *
June 20, 2018                  89      24     6      3      1      *      *
June 20, 2019                  87      21     5      2      1      *      *
June 20, 2020                  84      18     4      1      1      *      *
June 20, 2021                  81      16     3      1      *      *      *
June 20, 2022                  78      14     2      1      *      *      *
June 20, 2023                  75      12     2      1      *      *      *
June 20, 2024                  72      10     1      *      *      *      *
June 20, 2025                  68      9      1      *      *      *      *
June 20, 2026                  64      7      1      *      *      *      *
June 20, 2027                  59      6      1      *      *      *      *
June 20, 2028                  54      5      *      *      *      *      *
June 20, 2029                  49      4      *      *      *      *      *
June 20, 2030                  44      3      *      *      *      *      *
June 20, 2031                  37      3      *      *      *      *      *
June 20, 2032                  31      2      *      *      *      *      *
June 20, 2033                  24      1      *      *      *      *      *
June 20, 2034                  16      1      *      *      *      *      *
June 20, 2035                   8      *      *      *      *      *      *
June 20, 2036                   0      0      0      0      0      0      0

Weighted Average Life to
Maturity (in years)(1)        21.42   7.96   4.23   3.31   2.68   1.87   1.37

_______________________________________
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*   Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               7
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 3-A-1 AND CLASS 3-A-2
                           -----------------------------------------------------
Distribution Date              0%     10%    20%    25%    30%    40%    50%
-----------------             -----   ----   ----   ----   ----   ----   ----
Initial Percentage             100    100    100    100    100    100    100
June 20, 2007                  100     89     79     74     69     58     48
June 20, 2008                  100     80     62     54     47     34     23
June 20, 2009                  100     71     49     40     32     19     11
June 20, 2010                  100     64     39     30     22     12     5
June 20, 2011                  100     57     31     22     16     7      3
June 20, 2012                  99      51     25     17     11     4      1
June 20, 2013                  99      45     20     13     8      3      1
June 20, 2014                  98      40     16     9      5      1      *
June 20, 2015                  97      36     12     7      4      1      *
June 20, 2016                  95      32     10     5      3      1      *
June 20, 2017                  93      28     8      4      2      *      *
June 20, 2018                  91      25     6      3      1      *      *
June 20, 2019                  89      21     5      2      1      *      *
June 20, 2020                  86      19     4      1      1      *      *
June 20, 2021                  83      16     3      1      *      *      *
June 20, 2022                  80      14     2      1      *      *      *
June 20, 2023                  77      12     2      1      *      *      *
June 20, 2024                  73      10     1      *      *      *      *
June 20, 2025                  69      9      1      *      *      *      *
June 20, 2026                  65      8      1      *      *      *      *
June 20, 2027                  61      6      1      *      *      *      *
June 20, 2028                  56      5      *      *      *      *      *
June 20, 2029                  50      4      *      *      *      *      *
June 20, 2030                  45      3      *      *      *      *      *
June 20, 2031                  38      3      *      *      *      *      *
June 20, 2032                  32      2      *      *      *      *      *
June 20, 2033                  24      1      *      *      *      *      *
June 20, 2034                  17      1      *      *      *      *      *
June 20, 2035                   8      *      *      *      *      *      *
June 20, 2036                   0      0      0      0      0      0      0

Weighted Average Life to
Maturity (in years)(1)        21.76   8.04   4.25   3.33   2.69   1.87   1.37

_______________________________________
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*   Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               8
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                    CLASS B-1, CLASS B-2 AND CLASS B-3
                           -----------------------------------------------------
Distribution Date              0%      10%    20%    25%    30%    40%    50%
-----------------             -----   -----   ----   ----   ----   ----   ----
Initial Percentage             100     100    100    100    100    100    100
June 20, 2007                  100     100    100    100    100    100    100
June 20, 2008                  100     100    100    100    100     86     73
June 20, 2009                  100     100    100     92     84     67     52
June 20, 2010                  100     100     83     69     58     40     26
June 20, 2011                  99      99      66     51     41     24     13
June 20, 2012                  99      99      52     38     28     14     6
June 20, 2013                  98      93      42     28     20     8      3
June 20, 2014                  97      83      33     21     14     5      2
June 20, 2015                  95      74      26     16     9      3      1
June 20, 2016                  94      66      20     12     6      2      *
June 20, 2017                  92      58      16     8      4      1      *
June 20, 2018                  90      51      12     6      3      1      *
June 20, 2019                  87      44      10     5      2      *      *
June 20, 2020                  85      39      8      3      1      *      *
June 20, 2021                  82      34      6      2      1      *      *
June 20, 2022                  79      29      4      2      1      *      *
June 20, 2023                  75      25      3      1      *      *      *
June 20, 2024                  72      22      3      1      *      *      *
June 20, 2025                  68      18      2      1      *      *      *
June 20, 2026                  64      15      1      *      *      *      *
June 20, 2027                  59      13      1      *      *      *      *
June 20, 2028                  54      11      1      *      *      *      *
June 20, 2029                  49       9      1      *      *      *      *
June 20, 2030                  43       7      *      *      *      *      *
June 20, 2031                  37       5      *      *      *      *      *
June 20, 2032                  30       4      *      *      *      *      *
June 20, 2033                  23       3      *      *      *      *      *
June 20, 2034                  15       2      *      *      *      *      *
June 20, 2035                   7       1      *      *      *      *      *
June 20, 2036                   0       0      0      0      0      0      0

Weighted Average Life to
Maturity (in years)(1)        21.40   13.53   7.42   6.08   5.23   4.03   3.25

_______________________________________
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*   Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               9
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

                AGGREGATE REALIZED LOSSES FOR THE MORTGAGE LOANS

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in the aggregate, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

--------------------------------------------------------------------------------
                   SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF ALL CERTIFICATES
                                TO PREPAYMENTS AND REALIZED LOSSES

                                         PERCENTAGE OF CPR
                       --------------------------------------------------------
                LOSS
PERCENTAGE    SEVERITY
  OF SDA     PERCENTAGE     0%     10%     20%     25%     30%     40%     50%
----------   ----------    ----    ----    ----    ----    ----    ----    ----
75%             25%        0.76%   0.47%   0.31%   0.25%   0.20%   0.14%   0.09%
75%             50%        1.52    0.94    0.61    0.50    0.41    0.27    0.18
100%            25%        1.01    0.62    0.41    0.33    0.27    0.18    0.12
100%            50%        2.02    1.25    0.81    0.66    0.54    0.36    0.24
150%            25%        1.50    0.93    0.61    0.49    0.40    0.27    0.18
150%            50%        3.01    1.86    1.21    0.99    0.80    0.54    0.37
200%            25%        1.99    1.23    0.80    0.65    0.53    0.36    0.24
200%            50%        3.97    2.46    1.60    1.31    1.07    0.72    0.49
--------------------------------------------------------------------------------

                                                                              10
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-F      $580,621,000 (approximate)
--------------------------------------------------------------------------------

                       HISTORICAL VALUES OF ONE-YEAR LIBOR

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                                                                  YEAR
                                                        --------------------------------------------------------
MONTH                                                     2006      2005     2004     2003      2002      2001
-----                                                   --------------------------------------------------------

January..............................................     4.85%     3.11%    1.48%    1.46%     2.40%     5.94%
February.............................................     4.95      3.27     1.47     1.46      2.57      5.11
March................................................     5.12      3.57     1.37     1.38      2.48      4.91
April................................................     5.29      3.81     1.34     1.27      3.06      4.58
May..................................................     5.38      3.71     1.82     1.29      2.64      4.44
June.................................................     5.51      3.76     2.11     1.25      2.60      4.17
July.................................................       --      3.90     2.39     1.16      2.27      4.19
August...............................................       --      4.22     2.35     1.44      1.97      3.80
September............................................       --      4.13     2.26     1.45      1.92      3.59
October..............................................       --      4.48     2.49     1.24      1.66      2.68
November.............................................       --      4.72     2.54     1.48      1.62      2.29
December.............................................       --      4.82     2.96     1.60      1.73      2.34

                        HISTORICAL VALUES OF ONE-YEAR CMT

Listed below are historical average values of One-Year CMT for the months and years shown below. The monthly averages shown are intended only to provide an historical summary of the movements of One-Year CMT and may not be indicative of future rates. The source of the daily values of One-Year CMT used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                                                                  YEAR
                                                        --------------------------------------------------------
MONTH                                                     2006      2005     2004     2003      2002      2001
-----                                                   --------------------------------------------------------

January..............................................     4.45%     2.86%    1.24%    1.36%     2.16%     4.81%
February.............................................     4.68      3.03     1.24     1.30      2.23      4.68
March................................................     4.77      3.30     1.19     1.24      2.57      4.30
April................................................     4.90      3.32     1.43     1.27      2.48      3.98
May..................................................     4.99      3.33     1.78     1.18      2.35      3.78
June.................................................       --      3.36     2.12     1.01      2.20      3.58
July.................................................       --      3.64     2.10     1.12      1.96      3.62
August...............................................       --      3.87     2.02     1.31      1.76      3.47
September............................................       --      3.85     2.12     1.24      1.72      2.82
October..............................................       --      4.18     2.23     1.25      1.65      2.33
November.............................................       --      4.33     2.50     1.34      1.49      2.18
December.............................................       --      4.35     2.67     1.31      1.45      2.22

                                                                              11
BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------